                                                                    EXHIBIT 21.1


                     SUBSIDIARIES OF CALLAWAY GOLF COMPANY
                     -------------------------------------

NAME                                             JURISDICTION OF FORMATION
----                                             -------------------------
Callaway Golf Ball Company                       California

Callaway Golf Sales Company                      California

CGV, Inc.                                        California

Odyssey Golf, Inc.                               California

Callaway Golf Europe S.A.                        France

Callaway Golf (Germany) GmbH                     Germany

Callaway Golf Trading GmbH                       Germany
 (owned 100% by Callaway Golf Germany GmbH)

Callaway Golf Europe Ltd.                        United Kingdom
 (formerly Callaway Golf (UK) Limited)

ERC International Company                        Japan

Callaway Golf Korea, Ltd.                        Korea